EQUIPMENT LEASE AGREEMENT

THIS EQUIPMENT LEASE AGREEMENT (the “Lease” and/or “Agreement”), executed on April 19, 2017 but effective as of May 1, 2017 (the “Effective Date”), is by and between Bell Foods International, Inc., an Oregon corporation (the “Lessor”) and Alkame Holdings, Inc., a Nevada corporation (the “Lessee”).

RECITALS:

A.

Lessor  operates  a  fruit  processing  and  packaging  business  (the  “Business”) located at the address commonly known as 3213 Waconda Road NE, Gervais, Oregon 97026 (the “Property”).

B.          Simultaneously herewith, the parties have entered into a Commercial Sublease of even date herewith (the “Real Property Lease”) for certain building improvements located on the property necessary for the operation of the Business, and a Wastewater Disposal Agreement under the terms of which Lessee  may  dispose  of  certain  of  its  wastewater  (the  “Wastewater Agreement”).  The Wastewater Agreement and the Real Property Lease shall be collectively referred to herein as the “Related Agreements”).

C.          Lessee desires to lease from Lessor and Lessor desires to lease to Lessee certain equipment which is necessary for Lessee to operate the Business from and after the Effective Date.

D.

In addition to the lease of the Equipment as defined below, Lessor desires to transfer title to Lessee and Lessee desires to receive other assets of Lessor useful in the operation of the Business as described herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed by and between each of the parties hereto as follows:

1.

Term and Rental

As of the Effective Date, Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor for a term of five (5) years, all of the personal property which is identified on Schedule 1, which is attached hereto and by this reference made a part hereof (the “Equipment”). During the term of this Lease, Lessee shall pay Lessor a yearly rental in the amount of One Dollar ($1). The first annual rental payment shall be made on or before the Effective Date, and such payments shall continue on the same day of each successive year during the term of this Agreement.

2.

Purchase of Equipment

Immediately upon the termination of this Lease, or upon any default by Lessee hereunder, Lessee shall purchase the Equipment from Lessor for the total sum of Four Hundred Fourteen Thousand One Hundred Dollars ($414,100) (the “Purchase Price”). The Purchase Price shall be payable in cash by bank wire transfer or cashier’s check.

3.

Title Transfer of Certain Assets to Alkame

As additional consideration, for Lessee entering into this Lease and the Real Property Lease, Lessor shall transfer to Lessee as of the date first set forth above all right, title and interest in and to those trademarks, the business name “Bell Foods International”, accounts receivable, customer lists, supplier lists, and finished goods inventory which are specifically identified on Schedule 3, which is attached hereto and by this reference made a part hereof (collectively, the “Transferred Assets”).

4.

Excluded Assets

Excluded from this Lease are the Transferred Assets described in Section 3 above and all other assets of Lessor.

5.

Location of Equipment and Protective Filing of UCC Financing Statement

The Equipment shall be located at Lessee’s fruit processing and packing plant, which is located at the Property, and will not be moved to a new location, except upon written notice first given to Lessor,  which  consent  Lessor  may  deny  in  its  sole  discretion.  Lessor  shall  file  a  UCC-1  Financing Statement in Oregon to put third parties on notice of the rights of Lessor in the Equipment.

6.

Lessor’s Representations and Warranties

In consideration for Lessee’s execution of this Agreement and the Related Agreements, Lessor represents and warrants to Lessee as follows:

6.1

Good Title

As of the Effective Date, Lessor shall hold good and marketable title to all of the Equipment and Transferred Assets, free and clear of all encumbrances, liens, security interests, options, claims, charges, and restrictions of any kind whatsoever.

6.2

Organization and Authority

Lessor is duly incorporated and in good standing under the laws of the State of Oregon and has full authority and legal capacity to enter into and perform this Agreement.

6.3

Authorization

The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors and Shareholders of Lessor, and this Agreement constitutes a valid and binding agreement of Lessor in accordance with its terms.

6.4

Third Parties

The   execution   and   delivery  of  this   Agreement  by   Lessor   will  not  require   the authorization, consent, or approval of any third party.

EQUIPMENT LEASE AGREEMENT (BELL FOODS INTERNATIONAL, INC. / ALKAME HOLDINGS, INC.)

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© 2017 SGLaw. All Rights Reserved.

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6.5

No Litigation or Claims

Lessor has no knowledge of any claim, litigation, or proceeding, or investigation pending or  threatened  against  the  Equipment  or  Transferred  Assets  and  which might  result  in  any material adverse change in the condition of the Equipment or Transferred Assets.

6.6

No Untrue Statements

None of the representations or warranties of Lessor contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

7. Lessee’s Representations and Covenants

Lessee represents, warrants and covenants as follows:

7.1

No Untrue Statements

None of the representations or warranties of Lessee contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

7.2

“As Is”

Lessee acknowledges that all Equipment and the Transferred Assets are sold “As Is”, and Lessor expressly disclaims all warranties, express or implied, including the warranty of merchantability   and   the   warranty   of   fitness   for   a   particular   purpose.   Lessee   further acknowledges that Lessor has made no agreement or promise to repair or improve any of the equipment or personal property being leased to Lessee under this Agreement, and Lessee takes all such property in the condition existing on the date of this Agreement.

7.3

No Guarantee of Success

Lessee understands that the financial performance and the success of the Business will depend upon the efforts of Lessee and the management, practices, and procedures adopted by Lessee.  Lessee represents that Lessee is fully aware that Lessor will not make any guarantee that  Lessee  will  be  successful  or  will  achieve  any  specific  level  of  gross  or  net  income  in operating the Business after the Effective Date.

7.4

Duly Organized/Authority

Lessee is duly organized and in existence under the laws of the State of Nevada and has full authority and legal capacity to enter into and perform this Agreement.  Execution, delivery, and performance of this Agreement has been duly authorized and approved by the Shareholders of  Lessee,  and  this  Agreement  constitutes  a  valid  and  binding  agreement  of  Lessee  in accordance with its terms.

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8.

Employment Matters

8.1

Termination of Certain Employees

As of the Effective Date, Lessor shall terminate the employment of Monica Guzman, Julie Sandquist, Cody Bell and Araya Donohue (collectively the “Key Employees”), and shall pay each employee all earned and/or accrued wages, sick pay, vacation pay, overtime pay, and any other compensation of whatsoever kind or nature accruing up to the Effective Date. Lessee is not assuming any obligation or arrangements that Lessor may have with any employees.

8.2

Indemnification by Lessor

Lessor shall indemnify and hold Lessee harmless from and against any and all claims relating to any wages, commissions, sick pay, vacation pay, overtime pay, or other employee benefits arising from the operation of the Business prior to the Effective Date.

8.3

Hiring of Employees by Alkame

On the Effective Date, Alkame shall employ each of the Key Employees on such terms as

Alkame and each such Key Employee shall negotiate and mutually agree upon.

9.

No Warranty for Intellectual Property

Lessor makes no guarantees, representations or warranties with respect to any trademarks transferred to Lessee, including without limitation any warranty or guaranty that such trademarks can be registered on the Federal Principal or Supplemental Registers, that Lessor has priority rights to use such trademarks locally or nationally, or that the trademarks do not infringe on the intellectual property rights of others.

10.

Maintenance and Repair

Lessee, shall at all times, at its own expense, cause the Equipment to be maintained in good working condition and appearance, and Lessee agrees that all maintenance and replacement expense, including adjustments, repairs, and janitorial services shall be solely at the expense of Lessee. Lessor shall not be responsible for any charge in connection with the operation and maintenance of the Equipment. In the event of the loss or damage beyond repair of any Equipment, Lessee shall promptly notify Lessor, dispose of the item(s), and promptly replace the item(s) with similar items of equal or greater value, which replacements shall be free and clear of any lien or encumbrance and title to which shall be transferred to Lessor.

11.

Loss of Use

The Lease rent on the Equipment shall not be waived or prorated while the same is being serviced or repaired. In the event the Equipment is out of commission due to damage, repair, theft, or any other cause whatsoever, Lessor shall not be required to furnish Lessee with comparable equipment during said period under this Lease.

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12.

Insurance

Lessee shall fully insure the Equipment against loss or damage resulting from casualty with an insurance company licensed in Oregon and approved by Lessor, and shall name Lessor as a co-insured. Lessee agrees to assume all liability for injury, death, property damage, or loss of use damage, or any damage claimed to be occasioned by the operation and possession of the Equipment during the term of this Lease.  Lessee shall provide proof of insurance to Lessor on the Effective Date, and the insurance policy(ies) shall include an endorsement requiring the insurer to notify Lessor not less than thirty (30) days prior to any cancellation, termination, or non-renewal of the policy(ies).

13.

Ownership

It is expressly agreed that during the term of this Lease, Lessee acquires no ownership, title, property right, or interest in the Equipment, and that Lessor, at Lessor’s option, may assume title to the Equipment in the name of a third party, trustee, or financial institution instead of the name of Lessor with the same force and effect as though the Equipment was fully owned or held in the name of Lessor.

14.

Equipment Use

Lessee agrees to operate the Equipment in strict conformity with all laws and ordinances, state, federal, or municipal, and shall not permit the Equipment to be used for illegal purposes, there shall become due and owing to Lessor by Lessee all sums for damages sustained by Lessor as a result of such illegal use or misuse. Lessee shall not sell, lease, or place the Equipment in the possession of any other person  other  than  Lessee,  its  agents,  servants,  and  employees  who  are  duly  authorized  and professionally licensed in this state to utilize the Equipment involved.

15.

Successors and Assigns

Lessor and Lessee agree that this Agreement shall be binding upon the respective parties and their heirs, executors, administrators, successors and assigns, and their legal representatives; this Agreement shall not be amended or altered in any way unless such amendment be endorsed herein in writing and signed on behalf of the parties; neither this Agreement nor any interest herein may be assigned by Lessee without the written consent of Lessor.

16.

Name Change

As of the Effective Date, Lessor shall relinquish all rights in and to the name “Bell Foods International” and file such documents with the Oregon Corporation Division to register the change, so as to make the name “Bell Foods International” and all derivations thereof available to Lessee.

17.

Transition Assistance

Craig C. Bell, sole Shareholder and President of Lessor, shall be available by phone for a period of one (1) year following the Effective Date to consult with Lessee on the operational aspects of the Business and otherwise assist in the transition at no additional cost to Less

18.

Indemnification and Survival of Representations

18.1

Indemnification by Lessor

Lessor hereby agrees to indemnify Lessee and hold harmless against and in all respects of any and all losses, and expenses, which arise or result from or are related to any breach by Lessor  of  any  of  Lessor’s  representations  and  warranties,  commitments,  obligations  or covenants hereunder and for any loss or damage arising from Lessor’s operation of the Business prior to the Effective Date. To the extent provided herein Lessor shall reimburse Lessee for any payment made or loss or damage suffered by Lessee at any time after the Effective Date, based upon the judgment of any court of competent jurisdiction or in respect of any loss or damage to which the foregoing indemnity relates.

18.2

Indemnification by Lessee

Lessee agrees to indemnify Lessor and hold Lessor harmless against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities, including attorney’s fees, which Lessor may incur or may suffer by reason of any breach of or failure by Lessee to perform any of its warranties, commitments, covenants, or conditions in this Agreement or by reason of any act or omission of Lessee which constitutes a breach or default hereunder and by reason of Lessee’s operation of the Business from and after the Effective Date. Lessee shall reimburse Lessor on demand for any payment made or a loss or damage suffered by Lessor at any time after the Effective Date, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claim, in respect of any of the damages to which the foregoing indemnity relates.

18.3

Notice of Loss or Claim

The party indemnified hereunder (the “Indemnitee”) shall promptly notify the indemnifying party (the “Indemnitor”) of the existence of any claim, loss, damage or expense involving liabilities to third parties to which the Indemnitor and Indemnitor’s indemnification obligation would apply and shall give the Indemnitor reasonable opportunity to defend the same at his or its own expense and with counsel of his or its own selection provided that the Indemnitee shall at all times also have the right to fully participate in the defense at its own expense. If the Indemnitor shall, within thirty (30) days of said notice, fail to defend, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf of, for the account of, and at the risk and expense of the Indemnitor. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the indemnitee shall make available all information and assistance that the Indemnitor may reasonably request; provided that any associated expenses shall be paid by the Indemnitor.

18.4

Interest

The Indemnitee shall be entitled to receive interest on any amount paid on behalf of indemnitor at the rate of nine percent (9%) or, if less, the maximum rate of interest as may be charged under the  laws of Oregon with regard to the lending of money from the date of

EQUIPMENT LEASE AGREEMENT (BELL FOODS INTERNATIONAL, INC. / ALKAME HOLDINGS, INC.)

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payment by the Indemnitee to the date of reimbursement or offset as provided in Sections 18.1 and 18.2 above.

19.

Default

The following shall be events of default:

19.1

Default in Rent

Failure of Lessee to pay any rent or other charge within ten (10) days after it is due.

19.2

Default in Other Covenants

Failure of Lessee to comply with any term or condition or fulfill any obligation of the Lease (other than the payment of rent or other charges) within twenty (20) days after written notice by Lessor specifying the nature of the default with reasonable particularity.

19.3

Default under Related Agreements

A default by Lessee under the terms of either of the Related Agreements shall constitute a default hereunder.

19.4

Insolvency

Insolvency of Lessee; an assignment by Lessee for the benefit of creditors; the filing by Lessee of a voluntary petition in bankruptcy; an adjudication that Lessee is bankrupt or the appointment of a receiver of the properties of Lessee; the filing of any involuntary petition of bankruptcy and failure of Lessee to secure a dismissal of the petition within thirty (30) days after filing; attachment of or the levying of execution on the leasehold interest and failure of Lessee to secure discharge of the attachment or release of the levy of execution within ten (10) days.

20.

Remedies on Default

In the event of a default, following any applicable cure period, Lessor may terminate this Lease by giving Lessee notice in writing, and the Lease shall automatically be terminated and Lessor may take possession of the Equipment. In addition, Lessor may specifically enforce the obligation of Lessee to purchase the Equipment as described in Section 2 above, and the Purchase Price shall become immediately due and payable as of the date of Lessee’s default without the requirement of any further notice.  Time is of the essence with regard to this Lease and each and all of its provisions. Lessor shall have the right to declare this Lease void and take immediate repossession of the Equipment, wherever found, with or without process of law, and there shall become due and owing to Lessor any damage or financial loss sustained by Lessor by virtue of the termination of said Lease under such circumstances. In the event of a default either party may exercise each and all of the rights and remedies available at law or equity.

21.

Notices

Any notice permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid,

EQUIPMENT LEASE AGREEMENT (BELL FOODS INTERNATIONAL, INC. / ALKAME HOLDINGS, INC.)

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© 2017 SGLaw. All Rights Reserved.

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return receipt requested, addressed to the parties at the addresses set forth below, or any other address that any party may, from time to time, designate in writing to the other party:

LESSOR:

Bell Foods International, Inc.

Attn: Craig C. Bell

3213 Waconda Road

Gervais, OR 97026

WITH A COPY TO:

Saalfeld Griggs PC

Attn: Douglas C. Alexander, II PO Box 470

Salem, OR 97308

LESSEE:

Alkame Holdings, Inc.

Attn: Robert K. Eakle

3651 Lundell Road, Suite D #356

Las Vegas, NV 89103

22.

Miscellaneous

22.1

Binding Effect

All of the terms and conditions herein contained shall apply and inure to and bind the heirs, successors, and to the extent permitted hereby, the assigns of the respective parties hereto.

22.2

Non-Waiver

Failure by either party at any time to require performance by the other party of any of the provisions hereof shall in no way affect the party's rights hereunder to enforce the same nor shall any waiver by the party of any breach hereof be held to be a waiver of any succeeding breach or a waiver of this non-waiver clause.

22.3

Attorney Fees

In  case  litigation  is  instituted,  including  any  bankruptcy  or  arbitration  proceedings, arising  out  of  this  Agreement,  the  losing  party  shall  pay  the  prevailing  party's  reasonable attorney fees, together with all expenses which may reasonably be incurred in taking such action, including but not limited to, costs incurred in searching records, the costs of title reports and expert witness fees, and anticipated post judgments collection services.   If an appeal is taken from any judgment of the trial court, the losing party shall pay the prevailing party in the appeal its reasonable attorney's fees and costs in such appeal.

22.4

Integration

This Agreement, together with all other documents referenced herein, embodies the entire agreement of the parties hereto related to its subject matter.   There are no promises, terms, conditions, or obligations other than those contained herein.  This Agreement supersedes all  prior  communications,  representations,  or  agreements,  verbal  or  written,  between  the parties hereto and shall not be amended except in writing duly subscribed by the parties hereto.

22.5

Employment of Attorneys

The law firm of Saalfeld Griggs PC has been employed by Lessor to prepare the documents in conjunction with this transaction, and such attorneys represent only Lessor in this matter. Lessee is hereby encouraged to seek the advice of counsel of its choosing. The rule of construction that a written agreement is construed against the party preparing or drafting such agreement shall specifically not be applicable in the interpretation of this Agreement, and any documents executed and delivered pursuant to or in connection with this Agreement.

22.6

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the

State of Oregon, without regard to conflict-of-law principles.

22.7

Arbitration

Each party, at such party’s option, shall have the right to require that any claim, controversy, or dispute between the parties, including but not limited to those arising out of or relating  to  the  Agreement,  and  including  those  based  on  or  arising  from  any  statute, constitution, regulation, ordinance, rule or any alleged tort, be determined by arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.  If litigation has been commenced in court by either party with respect to a dispute (in hope that a default judgment could be obtained):

22.7.1   The party who is the defendant or respondent in such litigation shall be deemed to have waived its option to arbitrate said dispute if such party files a general appearance in the litigation prior to filing a claim in arbitration in the manner specified above, and

22.7.2   The plaintiff or petitioner in such litigation will be deemed to have waived its right to arbitrate said dispute if such party fails to file a claim for arbitration in the manner specified above within sixty (60) days after a general appearance in the litigation has been filed by the party who is the defendant or respondent in the litigation. This provision is intended to allow either party to commence litigation and seek an order of default without waiving their right to arbitrate in the event the default is not attainable.

22.7.3   If  either  party  properly  exercises  its  option to  arbitrate,  arbitration of  such dispute shall be mandatory and any pending litigation shall be stayed.

22.8

Exclusive Jurisdiction and Venue

In any action or proceeding, including any arbitration (if arbitration is initiated pursuant to Section 22.7 above), seeking to enforce any provision(s) of, or based on any right(s) arising out of, or related to or concerning this Agreement, the parties hereto consent to the exclusive jurisdiction of the courts of the State of Oregon and of any duly appointed arbitrator. In any such action or proceeding, venue shall lie exclusively in Marion County, Oregon, and in no other location. The parties further agree that in any such action or proceeding the parties shall appear for deposition at their own expense in Marion County, Oregon at such time as is either mutually agreed upon by the parties or ordered by the court.

22.9      Headings

The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

22.10    Grammatical Changes

In construing this Agreement, it is understood that Lessor or Lessee may be more than one person; that, if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine, and the neuter; and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to one or more individuals and/or corporations and partnerships.

22.11    Severability

If any provision of this Agreement is determined to be illegal or unenforceable, the validity of the remaining provisions hereof shall not be affected hereby; and such illegal or unenforceable provision shall be deemed modified to the minimum extent necessary to make it consistent  with  applicable  law  and,  in  its  modified  form,  such  provision  shall  then  be enforceable and enforced.

22.1      Counterparts, Facsimile and Electronic Signatures

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Facsimile or email transmission of any signed original document, and retransmission or email of any signed facsimile or email transmission, shall be the same as delivery of an original. The parties agree that this transaction may be conducted and closed by electronic means in accordance with the provisions of the Uniform Electronic Transactions Act (“UETA”) as codified in ORS Chapter 84. At the request of either party, the parties shall confirm facsimile or email transmitted signatures or electronic signatures by signing an original document and providing the signed original to the requesting party.

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EQUIPMENT LEASE AGREEMENT (BELL FOODS INTERNATIONAL, INC. / ALKAME HOLDINGS, INC.)

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IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be executed the day and year first above written.

LESSOR:

LESSEE:

Bell Foods International, Inc.

Alkame Holdings, Inc.

By:

By:Robert K. Eakle

Craig C. Bell, President

Robert K. Eakle, CEO

EQUIPMENT LEASE AGREEMENT (BELL FOODS INTERNATIONAL, INC. / ALKAME HOLDINGS, INC.)

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Signature Page

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